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                                                                    EXHIBIT 99.2


                                    FORM OF

                           LYONDELL CHEMICAL COMPANY

                                   LETTER TO
                     DEPOSITORY TRUST COMPANY PARTICIPANTS

                                      FOR

                           TENDER OF ALL OUTSTANDING

                         9 7/8% SENIOR SECURED NOTES,
                              SERIES B, DUE 2007
                          IN EXCHANGE FOR REGISTERED
                         9 7/8% SENIOR SECURED NOTES,
                              SERIES B, DUE 2007

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON ____________, 1999, UNLESS EXTENDED (THE "EXPIRATION DATE"). OUTSTANDING NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE FOR THE EXCHANGE OFFER.

To Depository Trust Company Participants:

     We are enclosing herewith the materials listed below relating to the offer by Lyondell Chemical Company (the "Issuer"), Lyondell Chemical Worldwide, Inc. and Lyondell Chemical Nederland, Ltd. (together, the "Subsidiary Guarantors") to exchange (the "Exchange Offer") 9 7/8% Senior Secured Notes, Series B, Due 2007 (the "New Notes"), the issuance of which has been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of the issued and outstanding unregistered 9 7/8% Senior Secured Notes, Series B, Due 2007 (the "Outstanding Notes"), upon the terms and subject to the conditions set forth in the prospectus dated _______________, 1999 (the "Prospectus") and the related Letter of Transmittal.

     THE ISSUER IS CONCURRENTLY MAKING SEPARATE, INDEPENDENT OFFERS TO EXCHANGE ITS UNREGISTERED 9 5/8% SENIOR SECURED NOTES, SERIES A, DUE 2007 AND 10 7/8% SENIOR SUBORDINATED NOTES DUE 2009 FOR A LIKE KIND AND PRINCIPAL AMOUNT OF ITS REGISTERED 9 5/8% SENIOR SECURED NOTES, SERIES A, DUE 2007 AND 10 7/8% SENIOR SUBORDINATED NOTES DUE 2009, RESPECTIVELY. PARTICIPANTS IN THE DEPOSITORY TRUST COMPANY ALSO HOLDING THE ISSUER'S 9 5/8% SENIOR SECURED NOTES, SERIES A, DUE 2007 AND 10 7/8% SENIOR SUBORDINATED NOTES DUE 2009 WHO WISH TO PARTICIPATE IN THE SEPARATE, INDEPENDENT EXCHANGE OFFERS RELATING TO SUCH NOTES WILL NEED TO COMPLETE AND RETURN THE APPLICABLE DOCUMENTATION RELATING TO SUCH NOTES.

     We are enclosing copies of the following documents:

          1.  Prospectus dated ____________, 1999

          2. Letter of Transmittal (together with accompanying Substitute Form W-9 Guidelines)

          3.  Notice of Guaranteed Delivery

          4. Letter of instructions that may be sent to your clients for whose account you hold Outstanding Notes in your name or in the name of your nominee, with space provided for obtaining such client's instructions with regard to the Exchange Offer.
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     We urge you to contact your clients promptly.  Please note that the
Exchange Offer will expire at 5:00 p.m., New York City time, on ____________, 1999, unless extended.

     The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Outstanding Notes being tendered for exchange or upon the consummation of any other Exchange Offer.

     Pursuant to the Letter of Transmittal, each holder of Outstanding Notes will represent to the Issuer that

     . any New Notes received are being acquired in the ordinary course of business of the person receiving such New Notes;

     . such person does not have an arrangement or understanding with any person to participate in the distribution of the Outstanding Notes or the New Notes within the meaning of the Securities Act;

     . such person is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Issuer or a broker-dealer tendering Outstanding Notes acquired directly from the Issuer for its own account; and

     . if such person is not a broker-dealer or is a broker-dealer but will not receive New Notes for its own account in exchange for Outstanding Notes, it is not engaged in, and does not intend to participate in, a distribution of New Notes.

     If such person is a broker-dealer that will receive New Notes for its own account in exchange for Outstanding Notes, it represents that the Outstanding Notes to be exchanged for New Notes were acquired as a result of market-making activities or other trading activities, and it will acknowledge that it will deliver a Prospectus in connection with any resale of such New Notes; however, by so acknowledging and by delivering a Prospectus, it will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     The enclosed letter to clients contains an authorization by the beneficial owners of the Outstanding Notes for you to make the foregoing representations.

     The Issuer will not pay any fee or commission to any broker or dealer or to any other person (other than the Exchange Agent) in connection with the solicitation of tenders of Outstanding Notes pursuant to the Exchange Offer.
The Issuer will pay or cause to be paid any transfer taxes payable on the transfer of Outstanding Notes to it, except as otherwise provided in Instruction 7 of the enclosed Letter of Transmittal.

     Additional copies of the enclosed material may be obtained from us.

                                    Very truly yours,

                                    Lyondell Chemical Company


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